Exhibit 99.2

Avago Technologies Announces Cash Tender Offer for Outstanding Notes

SAN JOSE, Calif., and SINGAPORE – September 3, 2009 – Avago Technologies Limited (Nasdaq: AVGO), a leading designer, developer and global supplier of analog semiconductor devices, today announced that its wholly owned subsidiary, Avago Technologies Finance Pte. Ltd. (“Avago Finance”), has commenced a cash tender offer to purchase up to $250 million aggregate principal amount (subject to increase, the “Maximum Tender Amount”) of its outstanding notes as described below. The tender offer is described in an offer to purchase, dated September 3, 2009 (the “Offer to Purchase”) and related Letter of Transmittal. Avago Finance reserves the right to increase the Maximum Tender Amount subject to compliance with applicable law. The company expects to use net proceeds from the previously completed initial public offering of Avago Technologies Limited’s ordinary shares and cash on hand to purchase the outstanding notes.

Upon the terms and subject to the conditions described in the Offer to Purchase and the Letter of Transmittal, and any amendments or supplements to the foregoing, Avago Finance is offering to purchase for cash the notes below in the following Acceptance Priority Level:

		Aggregate Principal Amount Outstanding	Dollars per $1,000 Principal Amount of Securities			Acceptance Priority Level
Title of Security	CUSIP Number		Tender Offer Consideration	Early Tender Premium	Total Consideration
11 7/8% Senior Subordinated Notes due 2015 (the “11 7/8 % Notes”)	05336XAF8	$247,500,000	$1,065.00	$20.00	$1,085.00	1
10 1/8% Senior Notes due 2013 (the “10 1/8% Notes”)	05336XAD3 U05212AA0	$403,121,000	$1,035.00	$20.00	$1,055.00	2
Senior Floating Rate Notes due 2013 (the “Floating Rate Notes”)	05336XAE1	$50,000,000	$930.00	$20.00	$950.00	3

The tender offer will expire at 12:00 midnight, New York City time, on October 1, 2009, unless extended or earlier terminated (the “Expiration Date”). The consideration for each $1,000 principal amount of each series of notes validly tendered and accepted for purchase pursuant to the tender offer will be the applicable consideration for such series of notes set forth in the table above (with respect to each series, the “Tender Offer Consideration”). Holders of notes that are validly tendered at or prior to 5:00 p.m., New York City time, on September 17, 2009 (the “Early Tender Date”) and accepted for purchase will receive the Tender Offer Consideration for such series, plus the applicable early tender premium set forth in the table above (the “Early Tender Premium” and, together with the Tender Offer Consideration, the “Total Consideration”). Holders of notes validly tendered after the Early Tender Date but before the Expiration Date and accepted for purchase will receive the applicable Tender Offer Consideration, but not the Early Tender Premium. All holders of notes who validly tender their notes on or before the Expiration Date and whose notes are accepted for purchase will receive the applicable consideration set forth in the table above, plus accrued and unpaid interest from the last interest payment date to, but not including, the payment date.

If notes are validly tendered in the tender offer such that the aggregate principal amount tendered exceeds the Maximum Tender Amount, Avago Finance will accept for purchase, up to the Maximum Tender Amount, notes in accordance with the Acceptance Priority Level (as set forth in the table above) in numerical priority order. Avago Finance will apply the Maximum Tender Amount first to purchase the 11 7/8% Notes. To the extent any amounts remain in the Maximum Tender Amount after Avago Finance purchases the 11 7/8 % Notes, Avago Finance will then apply the balance to purchase the 10 1/8% Notes, subject to proration, if applicable, based on the aggregate principal amount of the 10 1 /8% Notes validly tendered, rounded down to the nearest integral multiple of $1,000. To the extent any amounts remain in the Maximum Tender Amount after Avago Finance purchases the 11 7/8% Notes and the 10 1/8% Notes, Avago Finance will then apply the balance to purchase the Floating Rate Notes, subject to proration, if applicable, based on the aggregate principal amount of the Floating Rate Notes validly tendered, rounded down to the nearest integral multiple of $1,000.

Payment for the 11 7/8% Notes validly tendered at or before the Early Tender Date and accepted for purchase is expected to be made promptly after the Early Tender Date.

Payment for (a) the 11 7/ 8% Notes validly tendered after the Early Tender Date and at or before the Expiration Date and accepted for purchase, and (b) the 10 1/8% Notes and the Floating Rate Notes validly tendered at or before the Expiration Date and accepted for purchase is expected to be made promptly after the Expiration Date.

Tenders of the notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on September 17, 2009, but may not be withdrawn thereafter.

The consummation of the tender offer is not conditioned upon any minimum amount of notes being tendered, but is conditioned upon the satisfaction or waiver of the conditions set forth in the Offer to Purchase.

Citi is the sole dealer manager of the tender offer. Global Bondholder Services Corporation has been retained to serve as the depositary and information agent. Persons with questions regarding the tender offer should contact Citi at (toll-free) (800) 558-3745 or (collect) (212) 723-6106. Requests for copies of the Offer to Purchase, related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4300 or (collect) (212) 430-3774.

None of Avago Finance or its affiliates, its board of directors, the dealer manager, the depositary and information agent or the trustee for the notes, makes any recommendation as to whether holders of the notes should tender or refrain from tendering the notes. This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The tender offer is made only by the Offer to Purchase and the accompanying Letter of Transmittal. The tender offer is not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer is required to be made by a licensed broker or dealer, the tender offer will be deemed to be made on behalf of Avago Finance by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of analog semiconductor devices for communications, industrial and consumer applications.

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Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. Factors that could cause or contribute to such differences include, but are not limited to, the amount of notes tendered and satisfaction of the conditions of the tender offer contained in the Offer to Purchase. Other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the filings of Avago Technologies Limited and Avago Technologies Finance Pte. Ltd. made with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s website at http://www.sec.gov). We undertake no obligation to make any revision to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

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Investor Contact

Jim Fanucchi

Summit IR Group Inc.

(408) 404-5400

Investor.relations@avagotech.com

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